UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2005

SonomaWest Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-01912	94-1069729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2064 Highway 116 North Sebastopol, California	95472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 824-2534

Same
(Former name or Former Address, if Changed Since Last Report.)

_____________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Agreement

On September 13, 2005, SonomaWest Holdings, Inc. (the “Company”) received a letter from Thomas R. Eakin providing 30 days notice of termination of the consulting agreement with the Company pursuant to which he serves as the Company’s Chief Financial Officer. Accordingly, effective October 12, 2005, Mr. Eakin will no longer serve as Chief Financial Officer of the Company. Mr. Eakin’s letter referenced the increasing demands on his time from his other consulting activities. The Board of Directors thanked Mr. Eakin for his years of service to the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As described under Item 1.02 above, on September 13, 2005, the Company received a letter from Thomas R. Eakin providing 30 days notice of termination of the consulting agreement with the Company pursuant to which he serves as the Company’s Chief Financial Officer. Accordingly, effective October 12. 2005, Mr. Eakin will no longer serve as Chief Financial Officer of the Company. Mr. Eakin’s letter referenced the increasing demands on his time from his other consulting activities. The Board of Directors thanked Mr. Eakin for his years of service to the Company. Walker R. Stapleton, currently President, Chief Executive Officer and a director of the Company, will act as the Company’s principal financial officer until such time as the Board of Directors appoints a successor principal financial officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOMAWEST HOLDINGS, INC.

Date: September 16, 2005	By:	/s/ Walker R. Stapleton
Walker R. Stapleton
Chief Executive Officer